CUSIP NUMBER 72703X106	13G

Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: January 30, 2023

Draper Fisher Jurvetson Fund X, L.P.

By:	Draper Fisher Jurvetson Fund X Partners, L.P. (general partner)

By:	DFJ Fund X, Ltd., its general partner

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Director

Draper Fisher Jurvetson Fund X Partners, L.P.

By:	DFJ Fund X, Ltd., its general partner

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Director

DFJ Fund X, Ltd.

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Director

CUSIP NUMBER 72703X106	13G

Draper Fisher Jurvetson Partners X, LLC

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Managing Member

Draper Associates Riskmasters Fund II, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Associates Riskmasters Fund III, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy C. Draper Timothy C. Draper

/s/ John H. N. Fisher John H. N. Fisher

/s/ Andreas Stavropolous Andreas Stavropolous

/s/ Joshua Stein Joshua Stein

CUSIP NUMBER 72703X106	13G

/s/ Donald F. Wood
Donald F. Wood